 As filed with the Securities and Exchange Commission on January 13, 2011
 Registration No. 333-169230

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Post-Effective Amendment No. 1 to the
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its articles of incorporation)

Louisiana	6035	02-0815311
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

624 Market Street Shreveport, Louisiana 71101 (318) 222-1145
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Daniel R. Herndon Chairman, President and Chief Executive Officer Home Federal Bancorp, Inc. of Louisiana 624 Market Street Shreveport, Louisiana 71101 (318) 222-1145
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Raymond A. Tiernan, Esq. Eric M. Marion, Esq. Elias, Matz, Tiernan & Herrick L.L.P. 734 15th Street, N.W., 11th Floor Washington, D.C. 20005 202-347-0300

Sale to the Public Concluded on December 22, 2010

This Post-Effective Amendment No. 1 is filed to deregister 841,041 shares of common stock, par value $0.01 per share (the “Common Stock”) of Home Federal Bancorp, Inc. of Louisiana (the “Company”), heretofore registered and offered pursuant to the terms of the Prospectus and the Proxy Statement/Prospectus, each dated November 5, 2010 (collectively, the “Prospectus”). The remaining 3,045,913 shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus, of which (1) 1,945,220 shares were sold in the subscription and community offering and syndicated community offering; and (2) 1,100,693 shares were exchanged in the exchange offering described therein.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shreveport, State of Louisiana on January 13, 2011.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

By:	/s/Clyde D. Patterson
Clyde D. Patterson
Executive Vice President and Chief Financial Officer

2